Exhibit 10.76

POLICY

Executive Health Plan

STATEMENT

Invitrogen Corporation offers an Executive Health Plan to provide top executives with an annual comprehensive health exam. The plan works as a supplement to Company sponsored group health benefits to enhance and encourage executive well-being.

ELIGIBILITY

You are eligible for benefits if you are classified in the Executive Leadership Career Band as of January 1, 2004. Employees joining the eligible group after January 1, 2004 will be eligible for coverage on the first of the month coincident with or following the effective date of joining the eligible group. Coverage is available for employee only.

PLAN BENEFITS

A comprehensive physical examination and related tests (see attached schedule) will be provided on an annual basis. The type of procedures provided may vary in frequency based on your age, gender, physical condition, and medical history. One executive health examination will be provided each calendar year. Benefits not utilized in a calendar year do not accumulate or carry forward into future years.

For non-Carlsbad based employees

In order to minimize travel expense related to your executive physical, every effort should be made to arrange your appointment in conjunction with a business-related trip to Carlsbad.

In lieu of utilizing the services provided at the Scripps Center for Executive Health, you may arrange for a comparable physical exam at a medical center in your immediate geographic region. Arrangements must be approved in advance by Corporate Benefits. Once approved, your expenses should be submitted for payment to Corporate Benefits.

COST

Invitrogen will pay the full cost of your coverage under this plan. Benefits you receive under this Plan are not included as taxable income.

PLAN ADMINISTRATION

The Executive Health Plan is administered by Corporate Benefits through an arrangement with:

Scripps Center for Executive Health

9850 Genesee Avenue

Suite 520

La Jolla, CA 92037

POLICY

Executive Health Plan

PLAN ADMINISTRATION

To make an appointment for your physical, you may contact the Scripps Center directly at 1-800-345-1130 or 1-858-626-4460. If you have any questions regarding eligibility or benefits, please contact the Benefits Manager in the Carlsbad office for assistance at 1-760-476-6332.

CONFIDENTIALITY

All records relating to your medical history, testing results, and related information will be kept in the strictest of confidence by Scripps Center for Executive Health in accordance with medical privacy laws (HIPAA).

AUTHORITY

Invitrogen has the authority to discontinue, change, modify, or approve exceptions to this policy at any time with or without notice.

POLICY

Executive Health Plan

SCRIPPS CENTER FOR EXECUTIVE HEALTH

List of Services Provided in Annual Comprehensive Executive Physical

Personal and Family Medical History Review

The Millennium Blood Chemistry Panel Including:

HDL & LDL Subclasses and Density Pattern, Lipoprotein (a),

Highly Sensitive C-Reactive Protein, Comprehensive Metabolic Panel,

Complete Blood Count (CBC) TSH (Thyroid)

Body Fat Determination

Cervical Cytology (women)

Chest X-ray

Flexible Sigmoidoscopy (under 50 years of age) or

Colonoscopy (50 years of age and over)

Flexibility and Manual Muscle Testing

Health Risk & Lifestyle Appraisal

Hearing Test

Mammography (women)

Occult Blood and Urinalysis

Prostate Specific antigen (men)

Pulmonary Function Test

Resting Electrocardiogram

Stress Treadmill

Total Body Skin Evaluation by Dermatologist

Vision and Glaucoma Test

Follow-up Visit and Written Report